EXHIBIT 4.1










                                   CARTIS Inc.













           Confidential Private Placement Memorandum


           March, 2000




Copy #_________________

Given to______________________________________

Date___________________



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Cartis Incorporated

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                                  CARTIS, Inc.

                        1,400,000 Shares of Common Stock

                                $ 1.79 per Share*

   * For Minimum Subscription of $100,000.00, Higher Price for Lesser Amounts
                at Discretion of Issuer. (see Summary of Terms)
                         ------------------------------

         CARTIS, INC., a Florida corporation of which CEFCA s.a.r.l., a French Company and Cartis International, Ltd., a Mauritius Company ("CIL") are wholly owned subsidiaries (collectively the "Company" or "Cartis"), is offering 1,400,000 shares (the "Shares") of its common stock, par value $0.0001 per share (the "Common Stock"), at a price of $1.79 per share. Unless otherwise permitted by the Company, the minimum purchase for any Investor is 55,865 shares and therefore the minimum dollar investment by any Investor is $100,000.00; however, the Company reserves the right, in its sole discretion, to reject subscriptions, in whole or in part, if the investor does not meet the suitability standards set forth herein or for any other reason.

Cartis has discovered, developed, commercialized and patented a new state-of-the-art process to purify water at low cost, and in quantities that are adequate to supply the potable water requirements for human consumption, including drinking, cooking and other domestic needs. The CARTIS process can also improve vegetable growing in greenhouses. The water quality after CARTIS treatment often surpasses other commonly available methods. The current US address of the Company is 277 Royal Poinciana Way, PMB 155, Palm Beach, FL 33480.


         THESE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE DILUTION AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM REGISTRATION REQUIREMENTS OF THE ACT AND STATE LAWS. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAVE ANY STATE SECURITIES COMMISSIONS, NOR ANY OF THE FORGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERIT OF THIS OFFERING NOR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

=============================================================================
                  OFFERING(1)       COMMISSION(2)    PROCEEDS TO COMPANY(3)
-----------------------------------------------------------------------------
Price Per Share      $1.79         $0.00                  $1.79
Total Offering    $2,500,000       $0.00                $2,500,000
=============================================================================

(1) The Value of the Securities offered by the Company have been established arbitrarily and bear no relationship to its asset value, book value, net worth or any other established criteria of value or to the earning potential of the Company.
(2)  The  Securities  are  offered by the  Company as a Private  Placement.  The
     Shares offered herein are to be sold by the Directors, Officers and Employees of the Company without compensation other than that which they receive from the Company in the normal course of business.
(3) This amount is before deducting other expenses of issuance and distribution payable by the Company in connection with this offering, including legal, accounting, printing and organizational expenses.

                  THE DATE OF THIS MEMORANDUM IS MARCH 10, 2000




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Cartis Incorporated


         THE SECURITIES WILL ONLY BE OFFERED TO A LIMITED NUMBER OF INVESTORS IN ACCORDANCE WITH RULE 506 OF REGULATION D ("RULE 506") PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE"ACT"), OR OTHER APPLICABLE PROVISIONS AND PURSUANT TO THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM (THE "MEMORANDUM"). THESE SHARES ARE BEING OFFERED PURSUANT TO AN EXEMPTION PROVIDED BY SECTIONS 4(2) AND 3(A)(11) OF THE ACT. INVESTORS MUST MEET CERTAIN SUITABILITY STANDARDS WHICH HAVE BEEN ESTABLISHED IN CONNECTION WITH THIS OFFERING AND WHO PURCHASE FOR INVESTMENT AND NOT FOR DISTRIBUTION OR RESALE THEREOF. THIS OFFERING IS RESTRICTED TO "ACCREDITED INVESTORS" AS DEFINED BY THE SECURITIES AND EXCHANGE COMMISSION. INVESTMENTS IN THE SHARES MAY NOT BE SUITABLE FOR INVESTORS WHO DO NOT MEET CERTAIN NET WORTH AND OTHER REQUIREMENTS OR WHO CANNOT AFFORD A NON-LIQUID, SPECULATIVE INVESTMENT.

         THE OFFERING PRICE OF THE SHARES HAS BEEN ARBITRARILY DETERMINED AND BEARS NO RELATIONSHIP TO THE ASSETS OR BOOK VALUE OF THE COMPANY OR OTHER CUSTOMARY INVESTMENT CRITERIA. THERE A LIMITED MARKET FOR THE SECURITIES BEING OFFERED AND THERE CAN BE NO ASSURANCE THAT A TRADING MARKET FOR THE SECURITIES WILL CONTINUE UPON COMPLETION OF THE OFFERING.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OF REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS OFFERING DOES NOT CONSTITUTE A PUBLIC OFFER TO SELL OR SOLICITATION OF A PUBLIC OFFER TO BUY ANY OF THE SHARES OFFERED HEREIN IN ANY STATE TO ANY PERSON MAKING SUCH AN OFFER OR SOLICITATION IF NOT QUALIFIED TO DO SO. THE DELIVERY OF THIS OFFERING CIRCULAR AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN CONTAINED IS CORRECT AS OF ANY TIME OTHER THAN AS OF THE DATE HEREOF.

         THIS OFFERING MEMORANDUM CONSTITUTES AN OFFER ONLY TO THE PERSON WHOSE NAME APPEARS IN THE APPROPRIATE SPACE PROVIDED ON THE COVER HEREOF. DELIVERY OF THIS OFFERING CIRCULAR, OR ANY OTHER DOCUMENTS OR INFORMATION FURNISHED TO AN INVESTOR, TO ANYONE OTHER THAN THE PERSON NAMED ON THE COVER HEREOF IS UNAUTHORIZED AND ANY REPRODUCTION HEREOF IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY IS PROHIBITED.

         THE OFFERING WILL TERMINATE ON THE EARLIER OF THE SALE OF 1,400,000 SHARES OR JULY 1, 2000 (THE "TERMINATION DATE") UNLESS EXTENDED TO A DATE NO LATER THAN OCTOBER 1, 2000 WHICH THE COMPANY MAY ELECT IN ITS SOLE DISCRETION (THE "EXTENDED TERMINATION DATE").




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Cartis Incorporated

                           INFORMATION CONCERNING THIS MEMORANDUM

NOTICE TO INVESTORS: ACCESS TO INFORMATION

     THE COMPANY SHALL PROVIDE THE FOLLOWING TO EACH INVESTOR OR HIS AGENT DURING THIS PRIVATE PLACEMENT AND PRIOR TO THE SALE OF THE SHARES TO HIM: (1) ACCESS TO ALL BOOKS AND RECORDS OF THE COMPANY; (2) ACCESS TO ALL MATERIAL
CONTRACTS AND DOCUMENTS RELATING TO THE TRANSACTIONS DESCRIBED HEREIN AND THE COMPANY'S PROPOSED OPERATIONS; AND, (3) THE OPPORTUNITY TO ASK QUESTIONS AND RECEIVE ANSWERS FROM, ANY PERSON AUTHORIZED TO ACT ON BEHALF OF THE COMPANY CONCERNING ANY ASPECT OF THE INVESTMENT, AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS MEMORANDUM. THE INVESTOR, HIS ADVISOR(S) AND HIS PURCHASER REPRESENTATIVE ARE INVITED TO COMMUNICATE WITH MR. JEAN-MICHEL GAL, 6802 F GLENRIDGE DRIVE, ATLANTA, GA 30328. TEL: 770 522 9720. FAX: 770 350 0303. Cartis2000@aol.com.

NO OFFER OR INVITATION

         THIS MEMORANDUM HAS BEEN PREPARED SOLELY FOR INFORMATION PURPOSES AND IS NOT AN OFFER OR AN INVITATION TO BECOME AN INVESTOR. SUCH AN OFFER MAY BE MADE ONLY BY THE COMPANY OR ITS DESIGNEES, WHO RESERVES THE RIGHT TO ACCEPT OR REJECT ANY PROPOSALS OF INVESTMENT.

SOURCES OF INFORMATION

         THIS MEMORANDUM HAS BEEN PREPARED FROM SOURCES DEEMED RELIABLE, BUT NO REPRESENTATION OR WARRANTY IS MADE AS TO ITS ACCURACY OR COMPLETENESS. THE OBLIGATIONS OF THE PARTIES TO THIS TRANSACTION WILL BE SET FORTH IN AND GOVERNED BY THE DOCUMENTS AND AGREEMENTS REFERRED TO IN THIS MEMORANDUM. IN CASE OF A CONFLICT BETWEEN THE MEMORANDUM AND THE DOCUMENTS AND AGREEMENTS, THE DOCUMENTS AND AGREEMENTS WILL CONTROL.

SUPPLEMENT TO MEMORANDUM

         NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALE OF THE SHARES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN CHANGES IN THE MATTERS DISCUSSED IN THE MEMORANDUM SINCE THE DATE THEREOF. HOWEVER, IN THE EVENT THAT THE COMPANY BECOMES AWARE OF ANY MATERIAL CHANGES OCCURRING PRIOR TO THE COMPLETION OF THE OFFERING DESCRIBED IN THE MEMORANDUM, THIS MEMORANDUM WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

MEMORANDUM NOT LEGAL ADVICE

         PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS MEMORANDUM OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS, OR AFFILIATES, INCLUDING THEIR COUNSEL AND ACCOUNTANT AS LEGAL ADVICE. EACH INVESTOR MUST RELY SOLELY UPON HIS OWN REPRESENTATIVES (INCLUDING HIS LEGAL COUNSEL AND ACCOUNTANT) AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING A PROSPECTIVE INVESTMENT IN THE SHARES AND STOCK OFFER BY THE COMPANY.

CONFIDENTIAL MEMORANDUM

         THE INFORMATION HAS BEEN PREPARED SOLELY FOR THE INFORMATION OF PERSONS AND ENTITIES INTERESTED IN THE PRIVATE PLACEMENT OF THE SHARES OFFERED HEREUNDER AND MAY NEITHER BE REPRODUCED NOR USED FOR ANY OTHER PURPOSE. ANY REPRODUCTION OR DISTRIBUTION OF THIS MEMORANDUM, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, IS PROHIBITED.




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Cartis Incorporated



MINIMUM AMOUNT

         A MINIMUM NUMBER OF SHARES NEED NOT BE SOLD TO COMPLETE THIS OFFERING. ACCORDINGLY, THE COMPANY WILL IMMEDIATELY UTILIZE ALL FUNDS RECEIVED AND NO REFUNDS WILL BE MADE TO SUBSCRIBERS.

MISCELLANEOUS

         THE DESCRIPTIONS IN THIS MEMORANDUM WITH RESPECT TO VARIOUS AGREEMENTS OR OTHER DOCUMENTS, AND STATUTES, REGULATIONS, OR PROPOSED LEGISLATION ARE NOT DESIGNED TO BE COMPLETE AND ARE THEREFORE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE RESPECTIVE DOCUMENT, RULE OR REGULATION.

         THE SHARES ARE BEING OFFERED SUBJECT TO PRIOR SALE, AND WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER, INCLUDING STRUCTURE, TERMS AND CONDITIONS, WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO REJECT, IN WHOLE OR IN PART, ANY OFFER TO PURCHASE THE SHARES OF THE COMPANY.


     THIS   MEMORANDUM   CONTAINS   INFORMATION   REGARDING  THE  BACKGROUND  OF
MANAGEMENT. YOU SHOULD READ IT CAREFULLY TO DETERMINE THE SUITABILITY OF THIS INVESTMENT FOR YOU.

         PROSPECTIVE INVESTORS ARE ENCOURAGED TO READ THE ENTIRE MEMORANDUM AND EXHIBITS THERETO TO DETERMINE THE SUITABILITY OF THIS INVESTMENT FOR YOU.




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Cartis Incorporated


                           NOTICE TO ALABAMA INVESTORS

         THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE ALABAMA SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ALABAMA SECURITIES COMMISSION. THE COMMISSION DOES NOT RECOMMEND NOR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY NOR COMPLETENESS OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         NOTICE TO CALIFORNIA INVESTORS

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE CALIFORNIA CORPORATIONS CODE BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE CALIFORNIA CODE, IF SUCH REGISTRATION IS REQUIRED.

                         NOTICE TO CONNECTICUT INVESTORS

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNECTICUT UNIFORM SECURITIES ACT AND, THEREFORE, CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID SECURITIES ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BANKING COMMISSIONER OF THE STATE OF CONNECTICUT NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                           NOTICE TO FLORIDA INVESTORS

         THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT AND ARE BEING SOLD IN RELIANCE UPON AN EXEMPTION CONTAINED IN SECTION
517.061 (12) OF SUCH ACT. AS REQUIRED BY ARTICLE 517.061 OF THE FLORIDA STATUTES ANNOTATED AND RULE 3E 500.05(5) (B) (27) OF THE FLORIDA DEPARTMENT OF BANKING AND FINANCE, DIVISION OF SECURITIES, THE COMPANY, AS ISSUER OF THE SHARES, MAKES THE FOLLOWING STATEMENT:

         WHERE SALES OF THE SHARES ARE MADE TO FIVE OR MORE PERSONS, ANY SALE MADE PURSUANT TO ACT 527.061 OF THE FLORIDA STATUTES SHALL BE VOIDABLE BY THE PURCHASER EITHER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OR CONSIDERATION IS MADE BY THE PURCHASERS TO THE ISSUER, AN AGENT OR THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) CONSECUTIVE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO THE PURCHASER, WHICHEVER OCCURS LATER.

         THE COMPANY INTENDS TO SERVE AS A COMMUNICATION TO FLORIDA OFFEREES OF THEIR RIGHTS UNDER ACT 517.061 OF THE FLORIDA STATUTES.

     ANY FLORIDA RESIDENT WHO PURCHASES SHARES PURSUANT HERETO IS ENTITLED TO EXERCISE THE FOREGOING STATUTORY RECESSION RIGHT PRIOR TO THREE (3) BUSINESS DAYS AFTER PURCHASING SUCH SHARES BY NOTIFYING THE COMPANY BY TELEGRAM OR LETTER TO CARTIS, INC., C/O: DONALD F MINTMIRE, ESQ. 265 SUNRISE AVENUE, SUITE 204, PALM BEACH, FL 33480. FAX: 561 659 5371. SUCH LETTER OR FAXIMILE SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. A LETTER SHOULD BE MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE ITS RECEIPT AND TO EVIDENCE TIME OF MAILING.




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Cartis Incorporated


                           NOTICE TO GEORGIA INVESTORS

             THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY JURISDICTION BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAW, IF SUCH REGISTRATION IS REQUIRED.

                          NOTICE TO MARYLAND INVESTORS

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE MARYLAND SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE MARYLAND SECURITIES ACT, IF SUCH REGISTRATION IS REQUIRED.

                            NOTICE TO MAINE INVESTORS

         THESE SECURITIES ARE BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE BANK SUPERINTENDENT OF THE STATE OF MAINE UNDER SECTION 10502(2)(R) OF TITLE 32 OF THE MAINE REVISED STATUTES. THESE SECURITIES MAY BE DEEMED RESTRICTED SECURITIES AND AS SUCH THE HOLDER MAY NOT BE ABLE TO RESELL THE SECURITIES UNLESS PURSUANT TO REGISTRATION UNDER STATE OR FEDERAL SECURITIES LAWS OR UNLESS AN EXEMPTION UNDER SUCH LAWS EXISTS.

                        NOTICE TO NEW HAMPSHIRE INVESTORS

         NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ("RSA") WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                          NOTICE TO MINNESOTA INVESTORS

             THE SECURITIES REPRESENTED BY THIS MEMORANDUM HAVE NOT BEEN REGISTERED UNDER CHAPTER 80A OF THE MINNESOTA SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.

                         NOTICE TO NEW JERSEY INVESTORS

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY, NOR HAS THE BUREAU PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. THE FILING OF THE WITHIN OFFERING DOES NOT CONSTITUTE APPROVAL OF THE ISSUE OF THE SALE THEREOF BY THE BUREAU OF SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.





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                          NOTICE TO NEW YORK INVESTORS

             THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE NEW YORK FRAUDULENT PRACTICES ("MARTIN") ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE NEW YORK FRAUDULENT PRACTICES ("MARTIN") ACT, IF SUCH REGISTRATION IS REQUIRED.

             THE PRIVATE OFFERING MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

             PURCHASE OF THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. THIS MEMORANDUM DOES NOT CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS REPORTED TO BE SUMMARIZED HEREIN.

                       NOTICE TO NORTH CAROLINA INVESTORS

             IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                        NOTICE TO PENNSYLVANIA INVESTORS

             EACH SUBSCRIBER WHO IS A PENNSYLVANIA RESIDENT HAS THE RIGHT TO CANCEL AND WITHDRAW HIS SUBSCRIPTION AGREEMENT AND HIS PURCHASE OF INTERESTS UPON WRITTEN NOTICE TO THE COMPANY GIVEN WITHIN TWO BUSINESS DAYS FOLLOWING THE RECEIPT BY THE ISSUER OF THE SUBSCRIBER'S WRITTEN SUBSCRIPTION AGREEMENT, OR IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN SUBSCRIPTION AGREEMENT, WITHIN TWO BUSINESS DAYS AFTER MAKING THE INITIAL PAYMENT FOR THE PURCHASE OF HIS INTERESTS. ANY NOTICE OF CANCELLATION OR WITHDRAWAL SHOULD BE MADE BY TELEGRAM OR CERTIFIED OR REGISTERED MAIL AND WILL BE EFFECTIVE UPON DELIVERY TO WESTERN UNION OR DEPOSIT IN THE UNITED STATES MAILS, POSTAGE OR THE OTHER TRANSMITTAL FEES PAID. UPON SUCH CANCELLATION OR WITHDRAWAL, THE SUBSCRIBER WILL HAVE NO OBLIGATION OR DUTY UNDER THE SUBSCRIPTION AGREEMENT TO THE PARTNERSHIP, THE GENERAL PARTNERS, THE PLACEMENT AGENT OR ANY OTHER PERSON, AND WILL BE ENTITLED TO FULL RETURN OF ANY AMOUNTS PAID BY HIM, WITHOUT INTEREST.

             NEITHER THE PENNSYLVANIA SECURITIES COMMISSION NOR ANY OTHER AGENCY HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

             PENNSYLVANIA SUBSCRIBERS MAY NOT SELL THEIR SECURITIES FOR ONE YEAR FROM THE DATE OF PURCHASE IF SUCH A SALE WOULD VIOLATE SECTION 203(D) OF THE PENNSYLVANIA SECURITIES ACT.





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                       NOTICE TO SOUTH CAROLINA INVESTORS

             IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THEIR MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BE RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY
AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.




All requests and inquiries regarding this Memorandum should be directed to:

Jean-Michel Gal or Ulrike Lange
770 522 9720 (Tel)
770350 0303 (Fax)
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Private and Confidential

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Cartis Incorporated






TABLE OF CONTENTS



                                                                                Page
Executive Summary                                                                12
Preamble                                                                         15
Summary of Terms, Source and Uses of Funds                                       17

1/ The Industry.  Domestic Water Treatment                                       18
2/ Cartis Products and Technology                                                23
3/ Competition                                                                   29
4/ Cartis Organization Structure. Management, Production, Sales & Marketing      31
5/ Patents                                                                       35
6/ Risk Factors                                                                  36
7/ Properties                                                                    43
8/ Beneficial Ownership                                                          43
9/ Legal Proceedings                                                             43

Exhibit A.  Product Description                                                  44
Exhibit B  Common Water Quality Problems                                         45
Exhibit C  Organization Chart                                                    47
Exhibit D  Financial Projections                                                 48

Subscription Documents                                                           50




Private and Confidential

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Cartis Incorporated

SUITABILITY STANDARDS: WHO SHOULD INVEST?

         The Company is offering the Shares of its Common Stock at a price of $1.79 per share. Unless waived by the Company, the minimum purchase for any Investor is 55,865 Shares and therefore, the minimum dollar investment by any Investor is $100,000.00. However, the Company reserves the right, in its sole discretion, to reject subscriptions, in whole or in part, if the investor does not meet the suitability standards set forth herein or for any other reason. There is no minimum offering amount. Therefore, proceeds will be immediately utilized by the Company.

         The offering will terminate on the earlier of the sale of 1,400,000 shares or at 5:00 p.m. Eastern Standard Time on July 1,2000 (the "Termination Date"), unless extended to a date no later than October 1, 2000 which the Company may elect in its sole discretion (the "Extended termination Date"). The Company may terminate this offering at any time, regardless of the number of Shares, which has been subscribed for through such date. The date on which this offering terminates is sometimes referred to in this Memorandum as the "Offering Termination Date." The Company will have up to thirty (30) days following the Offering Termination Date to decide whether to accept, reject or reduce subscriptions. The Company will pay the expenses incurred in connection with this offering, including legal and accounting costs.

         The Shares are not be registered under the Act, or any state securities laws, but are being offered pursuant to an exemption from such registration provided under Rule 506 of the Act or other applicable provision. As a result, the Company and all purchasers of Shares must comply in all respects with the requirements of the applicable exemptions. Because the issuance of the Shares offered hereby are not registered under the Securities Act, persons purchasing Shares in this offering may not be able to sell such Shares and may have to hold the Shares so purchased indefinitely.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

         Some of the statements contained in this Memorandum, including statements contained in the sections captioned "EXECUTIVE SUMMARY," "CARTIS ORGANIZATION STRUCTURE, MANAGEMENT, PRODUCTION, SALES & MARKETING", "COMPETITION" and "FINANCIAL PROJECTIONS" discuss future expectations and intentions, contain projections of results of operations or financial condition or state other "forward-looking" information. Such statements can be identified by the use of forward-looking terminology such as "plan," "intend," "hope," "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. Statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. Investors should consult the "Risk
Factors" contained herein in order to assess the risks involved with the investment. The forward-looking information is based on various factors and was derived using numerous assumptions. When considering such forward-looking statements, you should keep in mind the risk factors referenced above and other cautionary statements in this Memorandum.

         Important factors that may cause actual results to differ from the Company's projections include, for example: the success or failure of the Company's test trials on new products; the Company's ability to enter into joint venture, co-marketing or other strategic partnering relationships with established companies; marketplace acceptance of the Company's water purification products; whether other companies develop products which are competitive with the Company's; The Company's ability to obtain future financing to fund Company growth and the Company's continued transition to commercial operations; the Company's ability to negotiate and maintain favorable distribution arrangements for the Company's products; changes in government regulations; and the Company's ability to attract and retain qualified employees.

                  The Company does not undertake to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.




Private and Confidential

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Cartis Incorporated

EXECUTIVE SUMMARY

Cartis has discovered, developed, commercialized and patented a new state-of-the-art process to purify water at low cost, and in quantities that are adequate to supply the potable water requirements of human consumption, including drinking, cooking and other domestic needs. The CARTIS process can also greatly improve vegetable growing in greenhouses. Management believes that the water quality after CARTIS treatment often surpasses other commonly available methods and sources of potable water, including bottled water.

                                       ***

The huge potable water markets around the world rely on a variety of well-known and documented treatment and filtration methods. Most often, these methods only bring partial solutions to water pollution problems.

The main methods and processes most commonly in use around the world utilize:

     * UV lamps, which almost totally destroy bacteria in clear water, are limited to bacteria elimination only,

     * Active Carbon ("AC") is renowned for the elimination of odors, chlorine, heavy metals and pesticides. Since AC does not destroy bacteria, its usage is severely limited by rapid bacterial saturation, which forces frequent filter replacements. Also, water treated with AC is void of bactericidal properties,

     * Active Carbon with Silver Coating solves the issue of internal bacteria contamination, but its process is severely limited by the risk of silver nitrate pollution, a heavy metal, and a short useful life. In order to prevent silver nitrate pollution, forbidden in most developed countries, the quantity of nitrate coating is kept to a minimum, thereby greatly diminishing its usefulness.

     * Water Softeners suppress calcium, which is responsible for water hardness and limestone deposits. However these softeners diminish the cleaning properties of water and give it an unpleasant taste. Moreover, softeners facilitate bacteria proliferation.

CARTIS incorporates several existing proven methods of water filtration and treatment, while significantly improving on them. CARTIS breakthrough technology creates a permanent bond between pure silver and active carbon, thereby joining one of the best bactericidal agent with a time tested pollution screener. This technology delivers potable water without harming the delicate balance of minerals naturally present in water.

The CARTIS showcase product currently on the market is the Potable Water System PWS 300. The PWS 300 provides potable water void of limestone to households, hospitals, schools, hotels, without the use of chlorine. Water treated by CARTIS keeps destroying bacteria, even after treatment.

The PWS 300 incorporates the following elements:

     *    One coarse filter for large impurities, then downstream,

     * One Phillips UV lamp with an output of 25,000 millijoules that corresponds to European standards and surpasses US standards for potable water. The lamp's output is sufficient to eliminate bacteria up to 99% in clear water, then downstream,

     * One CARTIS cartridge. The cartridge contains a powder composed of pure silver 99.9999 (6N) bonded by intermolecular links to active carbon. The bond is performed in radio frequency, low-pressure cold plasma reactors. The CARTIS process is patented worldwide.

The bonding of silver and active carbon ensures bacteria destruction during and after treatment, while eliminating the problem of silver nitrates pollution. Chlorine, a harmful chemical, is the only competing product to CARTIS with similar conservation properties of bacteria destruction after treatment.



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Cartis Incorporated

Water passes through the CARTIS cartridge at a volume of 1 to 1.5 gallons per minute, which is adequate for most human consumption needs. The minimum life expectancy of the cartridge corresponds to 80,000 gallons, nough to supply the needs of a family of 4 for 2 years.

The PWS 300 also incorporates an active ceramics device that prevents limestone formation, thereby eliminating "hard water" without altering the necessary chemical balance naturally provided by calcium and magnesium.

The  Company's  technology  has been  tested  over the past  three- (3) years by
renowned   organizations   and  sanctioned  by  the  sale  and  installation  of
approximately 1,500 units in France, Mauritius and Madagascar.

Several years of cooperation with prestigious world health organizations, prominent industrial companies and several government agencies have established the validity of the Company's product and technologies.

*    The CENTRAL WATER AUTHORITY of Mauritius (CWA),  jointly managed by the two
     (2) world leading water companies VIVENDI and LYONNAISE DES EAUX has certified that the CARTIS treatment makes water potable. CWA is a major reference for water pollution standards due to the importance of its research in a region of the world that is notorious for water bacterial pollution.

* CONSERVATION OF WATER AND ITS BACTERICIDAL PROPERTIES AFTER TREATMENT IS THE FOREMOST SALIENT ATTRIBUTE OF THE CARTIS PROCESS.

     * The PASTEUR INSTITUTE in Madagascar has conducted several tests on bacteria laden shrimp tanks with the CARTIS device. The Institute has determined that shrimps, after immersion in water treated by CARTIS were safe for human consumption, at par with shrimp treated with chlorinated water. The CARTIS process had the same bactericidal effect on shrimps as chlorine, without the chemical's harmful side effects.

     * One of the largest private agriculture and food concerns in the Indian Ocean rim countries, the ENL Group has tested the CARTIS technology on tomato production. They have determined that the CARTIS treatment is the only system capable of significantly increasing the production of tomatoes, thanks to the lasting bactericidal properties of the treated water.

     * Several tests performed by CARTIS with French environmental agencies have determined that the CARTIS treatment eliminates all traces of bacteria remaining after UV treatment. They have also determined that the CARTIS process does not release silver, a harmful heavy metal. Far from releasing silver, the treatment in fact reduces the amount of silver naturally occurring in water.

Management.  The  undertaking  to provide an adequate  potable  water  treatment device to the world market was initiated in 1993 by Herve Gallion, a successful businessman. His lieutenant, Cyril Heitzler, an engineer, assisted him in the conceptualization and the implementation of the new device. They hired the services of "Centre National de Recherche Scientifique ("CNRS"), the prominent French government's research arm to develop the technology to bond active carbon and silver by co-valence. They eventually hired Mr. Serigne Dioum, the engineer who was their main interface at CNRS.

Affiliates Management The Company will gradually establish sales subsidiaries in each of the markets in partnership with local professionals. The first subsidiary was established in France. Cartis France is 49% owned by the Company and 51% by ASAP, a French distribution company. The General Manager of Cartis France is Patrick Martin, a successful businessman.



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Cartis Incorporated



Future Management   Immediately after the private placement, Cartis, Inc.  plans to hire a Chief Financial Officer and a Marketing Manager for the US.

Product   The CARTIS devices are intended for human water consumption, including drinking, food preparation and other domestic needs, for swimming pools, food and vegetable production.

     Before treatment, water intended for human consumption originates from a variety of available sources. Treated municipal water, untreated water from rivers, lakes, sources and wells after CARTIS treatment becomes potable and cleaned of all traces of common contaminants, such as lead and heavy metals, pesticides, bacteria and chemicals such as chlorine and cancer causing chlorine by-products.

     Water treated by CARTIS surpasses the quality requirements of drinkable water in developed countries. Additionally, water treated by CARTIS, unlike filtered and bottled water retains its essential minerals, which are necessary for health and comfort. Management believes that one of the salient advantages of the CARTIS process over any other available method is the creation of active oxygen, which ensures the continuation of bacterial elimination for a period of time after treatment (the conservation effect). Finally, CARTIS is equipped with a device that eliminates limestone while preserving the essential elements of calcium and magnesium.

     The CARTIS device is inexpensive and requires little maintenance.

Market    Management  believes that the potential market for the CARTIS products is very large and extends worldwide.

Results   Through  1999, the Company  perfected its products and booked  initial sales of over $2 million to upscale hotel chains, hospitals, embassies, businesses and households in the Indian Ocean rim market. Since January of this year, the Company has launched its sales in Western Europe. 300 units have been sold so far and future sales are essentially constrained by a shortage of working capital.

Recognition and Awards   The CARTIS technology and claims have been verified and
     endorsed by some of the most prestigious scientific health organizations, such as the PASTEUR INSTITUTE. The French government institute for research, ANVAR has granted the Company an award in recognition for its innovative technology.

     The CARTIS quality is such that, since sales were initiated in 1997 and over 1,200 units later, the Company experienced no return from product deficiency, or from unsatisfied customers.

Financial Needs     Since the financial needs of the Company are mainly due to a long delivery period of five (5) months from their Far Eastern suppliers, the bulk of their working capital requirements is in the form of a revolving letter of credit of $2 million. Additionally, the Company will require $0.5 million for general working capital purposes.



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Cartis Incorporated


     In total, the Company seeks to raise $2.5 million in exchange for 1,400,000 shares of Common Stock, representing over 10% of the fully diluted equity of Cartis, Inc. This investment will cap R&D and PP&E investments over the last few years of approximately $12 million.

Public Company
Future Benefits       CARTIS,  Inc.  which  has  recently  completed  a  reverse acquisition by a public shell, has taken an important step to accessing the public market. The Company is currently quoted in the Pink Sheets and its stock is closely held by its founding shareholders and is not actively traded. The real benefit to shareholders of a public quotation on a larger market, be it the Small Cap, or the National Market will only materialize several months after the completion of this private placement.

     The Company expects to file a FORM 10 SB with the SEC prior to completion of this offering. It is the Company's intention to obtain resources for future expansion from the NASDAQ Small Cap initially and eventually from the National Market in the shortest possible time frame.

                                       ***

PREAMBLE

For decades, water quality has been at the forefront of health concerns. The World Health Organization is regularly alerting governments to the health hazards of contaminated water. The International Summit of Rio has given the first priority to potable water over the next decade.

The market of water purification is becoming one of the main industries of the coming years, since tap water quality is a serious issue:


*    Wells are increasingly affected by Nitrogen based pesticides,
* Chlorine, with its suspected harmful effects is present in municipal waters,
* Long pipes connect the water purification plant and the household tap. Those pipes may contain heavy metals, lead, asbestos etc.,
*    Bacterial contamination can develop in the transmission process.

Harmful Health Effects

*    Increasing gastric-intestinal diseases,
*    Decrease in male fertility linked to pesticides
*    Children deformities linked to lead contamination,
*    Loss of memory and hearing due to lead contamination,
*    Long term risk hazards linked to chlorine contamination.


Problems with drinking water often occur after water leaves a treatment and storage facility, while en route to a consumer's home or business. Contaminants such as lead, Trihalomethanes and Asbestos are notoriously inserted into the water supply after the treated water leaves the plant. Lead is known to leach into drinking water from plumbing in the consumer's establishment or residence



Private and Confidential

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Cartis Incorporated

as well as from the municipal distribution system. Even end users with copper plumbing can be at risk due to lead solder used to connect copper pipes. Trihalomethanes are a byproduct produced by chlorine treatment, which is known to be a carcinogen.

More details on the health hazards created by "unsafe" water are recapped in Exhibit B

Impact on the quality of living

*    Bad taste,
*    Bad odors,
*    Impracticality of use of bottled water for domestic needs.

Behavioral response of the consumer

Consumers have responded to an increasing awareness of the health dangers of unsafe water with substantial purchases of bottled water and water filtration systems.

According to industry sources, Americans drink an estimated 3.4 billion gallons of bottled water annually-about 12.7 gallons per person-and the numbers have increased nearly 10% per year.

In a four (4) year test of one hundred three (103) brands of bottled water conducted by the Natural Resources Defenses Council ("NRDC"), it was found that a third (1/3) of the tested brands contained bacteria or other chemicals exceeding the industry's own guidelines or the most stringent state purity standards. This data raises the question as to whether bottled water, in certain instances, may be worse for the consumer than standard tap water.

Legislation has been initiated which would impose stricter labeling requirements on the bottled water industry. Further, that proposed legislation seeks to set standards for bacterial and chemical contamination, which parallels those standards set for tap water. Prior to the enactment of such legislation, the bottled water industry has gone essentially unregulated.

The focus is currently on drinking water. The public will gradually realize that the use of safe water for food preparation is equally as important than for drinking water. Such a realization is expected to expand what is already a very large market.




Private and Confidential

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Cartis Incorporated


                   SUMMARY OF TERMS/ SOURCES AND USES OF FUNDS


Securities Offered:      1,400,000 Shares of Common Stock

Price: $1.79 per Share. The issuer reserves the right at its sole discretion to issue shares to investors who invest amounts below the minimum investment of $100,000.

Amount:                  $2,500,000 principal amount (the "Maximum Amount")

Minimum Offering:        none

Dividends:               Only when and if declared by the Board of Directors.


Restrictions:            The  Shares  issued  will be restricted as that term is
                         defined by the Act and in accordance with Rule 144.

Use of Proceeds:         The net proceeds for the  Offering  will be in the form
                         of a letter of credit of $2,000,000 for purchase of inventory and the remaining $500,000 will be used for general working capital.


Offering Period:         Through July 1, 2000, unless  extended to no later than
                         October 1, 2000 in the sole discretion of the Company's
                         Board of Directors.

Investor Suitability:    The  Offering is made solely to "accredited investors,"
                         within the meaning of Rule 501 of Regulation D under the Act.




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Cartis Incorporated

                    1. THE INDUSTRY. DOMESTIC WATER TREATMENT

Water is tapped in the ground and untreated (private wells) or from wells, rivers and lakes, treated and then transported by pipes to the households.

The quality of the source of water and the wear and tear of the pipes necessitate a mechanism of protection near the point of consumption (household, office-building, hospitals, dentists, schools etc.).

The ideal device should offer the same advantages as chlorine (bacterial disinfecting and conservation of bactericidal properties) without the disadvantages of chlorine (toxic chemicals, dosage issues, treatment duration of 1/2 hour, change in odor and taste, health risks).

An effective  domestic water  treatment  device should deliver  healthy  potable
water  with  adequate  bacteriological   sustaining  qualities   (conservation),
containing all necessary minerals and void of unpleasant taste and odor.

Competing water treatment devices and technologies on the market today, besides CARTIS only address segmented solutions, none of which are as easy of use in large quantities, comprehensive, safe and reliable as the CARTIS process. Management believes that none of the available methods besides CARTIS provide the assurance of reliable, safe and sustaining bacteria elimination, containing all necessary minerals while preventing the formation of limestone and void of unpleasant taste and odor.

*    Filters only eliminate solid particles, such as mud, rust, dust etc.,
*    Chlorine treatment creates potential health risks,
* Active carbon filters eliminate heavy metals, lead, asbestos, certain other unwanted pollutants and chlorine, but expose water to bacterial contamination due to lack of conservation properties. Carbon filters rapidly become laden with bacteria and need to be replaced very frequently,
* Active carbon filters do not kill bacteria; therefore they are ineffective for the filtration of raw, untreated water regarding bacteria treatment,
* UV lamps do kill bacteria, but their effect is limited by the turbidity of water which is present in varying degrees in all liquids, and they do not provide anti-bacteria conservation to water,
* Anti limestone devices are effective for that specific purpose, but they deplete water of an essential mineral (Calcium),
* Ozone treatment is effective at killing bacteria, but water cannot be used immediately and, once eliminated, ozone treatment does not provide water with any anti-bacterial conservation properties,
* Reverse osmosis effectively eliminates bacteria but easily saturates, de mineralizes water, requires high pressure and provides limited output. Reverse osmosis is mostly applicable to the needs of pharmaceutical companies.




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Management  believes that none of the  technologies  actually  process raw water from  wells and  rivers  and make it potable  without  the  addition  of harmful
(Chlorine)  or  unwieldy  (Ozone)   chemicals,   while  also  eliminating  solid
particles, heavy metals, lead, asbestos, pesticides and other unwanted pollution and providing bactericidal conservation properties.


Existing Competing Devices

Domestic water treatment focuses on two objectives;

*    Purification of drinking water,
*    Elimination of limestone.

     A/ Water Purification

The main existing technologies for water purification are the following:

                  1/ Particulate filtration

Filters screen particles from 1 to 50 microns (1 micron=0.001 mm). They allow filtration of particles in suspension such as dust and mud, but do not provide potable water.

                  2/ Reverse Osmosis

A French scientist originally discovered the phenomenon of osmosis in 1748 who observed that water would diffuse spontaneously through a pig bladder membrane into a parallel chamber of alcohol. The movement of water from soils into plant roots is an example of osmosis at work in nature. Osmosis and its counterpart, reverse osmosis, for the next 200 years was not much more than a laboratory topic because natural membranes were scarce and unreliable. In the mid-1950's, the work of Dr. S. Sourirajan at UCLA and others advanced the RO technology to the point where artificial membranes could be manufactured. At that time, considerable work was done for the U.S. Office of Saline Water into methods of desalination with research emphasis on reverse osmosis. Since bacterial pollution is certainly the most dangerous form of pollution, reverse osmosis systems have been implemented to filter out microorganisms through a porous membrane.

While these devices are successful in the elimination of bacteria, their main disadvantages are:

*    Rapid clogging,
*    High pressure requirements,
*    Low output,
*    Water demineralization,
*    No conservation.



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                 3/ Active Carbon

The world market for active carbon is 400,000 tons, of which 40% is dedicated to water purification. This process is the most frequent in water treatment. It eliminates:

*    Traces of chlorine,
*    Heavy metals,
*    Bad taste and bad odors.

Its main advantages are:

*    Ease of installation,
*    Low cost.

However, the disadvantages of the active carbon systems place them in sub par performance to the CARTIS products:

*    They do not kill bacteria,
* Bacteria are trapped in the carbon filters, where they breed and propagate with subsequent flushing in the water system,
* The carbon filter has to be replaced very frequently. Failure to do so represents a serious health hazard that is difficult to monitor.

                  4/ UV Treatment

Water is treated with an Ultra-Violet beam that decimates bacteria passing through.

The effect of UV treatment is limited by the following factors:

* The turbidity or relative cloudiness of the water that acts as a screen, thereby preventing full treatment of the liquid,
*    Chlorine and other impurities, such as mud and heavy metals are untouched.

                  5/ Chemical Treatments

                           a/ Chlorine

The addition of chlorine to the water kills bacteria within 1/2 hour of treatment. Chlorine provides anti-bacteria conservation properties to water after treatment.

*    Chlorine treatment however is restricted to bacteria,
* Certain by-products of chlorine are suspected cancer causing, and the source of other possible health hazards,
* Adequate and accurate dosage of chlorine in water requires intricate and expensive measurement systems.




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                           b/  Ozone

Water is blended with ozone gas with immediate effect on bacteria elimination. Its usage is restricted to bacteria treatment. Water once treated can only be utilized after complete elimination of ozone. Once gone, ozone no longer protects water from new bacterial contamination. Unlike the CARTIS process, ozone treatment does not provide sustaining bactericidal properties.

Management believes that none of the above technologies, with the exception of chlorine treatment, provide water with any bactericidal conservation.

         B/ Elimination of Limestone

Hard water contains excessive levels of the mineral calcium and magnesium, a condition found in 85% of the United States. Hard water entails limestone build-up. Limestone is created by the crystallization of calcium and magnesium. Hard water shortens the life of household plumbing and water-using appliances, makes cleaning and laundering tasks more difficult and gradually decreases the efficiency of water heaters and appliances.

However, both calcium and magnesium are necessary minerals for health, for comfort and for pH balance as a protection of water distribution systems. Water void of calcium becomes acid and harmful to health and to water pipes and equipment.

Existing technologies for limestone treatment are water softening devices (carbon filters) and electro- magnetic tartar control devices.

                  1/ Water Softeners

Hard water is formed by the crystallization of calcium and magnesium. Softeners remove calcium from water. Hard water comes from the main water pipe into the softener. Inside the softener are thousands of tiny, plastic resin beads. As hard water passes through these beads, each bead attracts hardness minerals. This process is referred to as ion exchanging. Water without the hardness minerals flows out of the softener and into the house as soft water.

After a period of time, the resin beads need to be cleaned because they are coated with hardness material. The cleaning process involves the use of salt in brine that flows from a salt tank into the softener, then flushes through the water system.

The main shortcomings of carbon softeners are:

The water, once treated is void of calcium, a necessary mineral for human health,

*    Bad odors develop quickly,
*    Water becomes acidic (low pH), causing damage t water pipes,
* Bacteria are not killed. Actually, once trappe in the filters, they breed and develop and are eventually released in the water stream.




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                  2/ Electro-magnetic tartar control devices

These devices are inexpensive. They create an electro-magnetic field that prevents the bonding of limestone. These devices however have a limited use due to their short effective range.





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                      2. THE CARTIS PRODUCTS AND TECHNOLOGY

As outlined in the previous paragraphs, existing methods of water filtration can treat one or more problems in water pollution.

*    Suppression of solid particles such as mud, rus or dust,
*    Suppression of chlorine,
*    Suppression of heavy metals,
*    Suppression of bad taste and odors,
* Limited bactericidal treatment (UV - is affecte in varying proportions by water turbidity, present in all liquids. In the case of active carbon, filters get polluted)

Management believes that none of the available methods currently on the market meet the following requirements:

*    A reliable and sustained elimination of bacteria,
* The ability to conserve and/or store water afte treatment and maintain bactericidal properties,

                                       ***

Background

At the end of the 19th century, Louis Pasteur proved the anti-bacterial properties of silver. Later on came the idea to combine the absorption abilities of active carbon with the bactericidal benefits of silver.

Active carbon is made primarily from organic, living matter. The raw material that CARTIS uses is coconut shells.

The activation of carbon makes it extremely finely porous. Carbon is normally activated by steam. Regular active carbon is an excellent filter, due to qualities of high absorption resulting from its finely intricate structure; for instance, one gram of carbon that would be unwound and spread out flat would cover an area of 6,000 sq. feet.

Active carbon however has the capacity to store and foster bacteria proliferation. Each cubic centimeter of active carbon has the capacity to retain 50 million bacteria. This critical pollution problem forces frequent carbon replacement.

In order to palliate the bacterial infestation problem, attempts were made to combine active carbon and silver. The combination was done by chemical impregnation of the active carbon with silver nitrate, easier to handle than pure silver. The results of this procedure did not show the desired efficacy. The discharge of silver dissolved in the water was greater than permissible limits (0.01 mg/liter of water). Also, the nitrates neutralized bacteria, without actually killing them.

Several other attempts were made to bond pure silver and active carbon, to no economical avail, although the bactericidal properties of silver were widely recognized.



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In 1993 Herve Gallion and Cyril Heitzler in collaboration  with a team of French government scientists at National Center of Scientific Research "CNRS" took-up the task to "silverize" active carbon.

The Center of Technological Resources for Plasma and Laser in cooperation with the GREMI laboratories (part of CNRS) undertook the experiments to bond the internal surface of active carbon with silver. The experiments, which proved eventually successful, resulted in the an industrial process which is economically viable:

* The granulated or powdered carbon is heated up to eliminate gas and most unwanted pollutants,
* The active carbon is then placed in a vacuum chamber that increases the capacity of absorption, as well as prepares the carbon for ionization,
* The internal and external walls of the carbon are bombarded with ions. Ionization breaks down the links between carbon molecules and facilitates the subsequent chemical bonding (co-valence) between carbon and pure silver,
* The carbon is then placed in a cold plasma environment where pure silver is pulverized. The plasma electromagnetic environment allows strong covalent intra-molecular bonding between silver and active carbon,
* The treatment system obtained in this process displays all the advantages of active carbon with the bactericidal properties of silver, without discharge of unwanted silver.

In addition to perfecting an economically viable water treatment process, CARTIS significantly improved on the current quality of the best active carbon currently available.

* Water erosion of carbon is important due to the angular nature of the grains. Erosion shortens the useful life of carbon. CARTIS designed a process to round out the carbon particles, thereby significantly lengthening its use,
* CARTIS significantly increased the filtering capacity of carbon as part of its treatment in a cold plasma environment. As a result, each cubic centimeter of CARTIS active carbon has a sieving surface of up to 20,000 sq. feet, three times larger that the best carbon currently available on the market,
* While competition can trap and breed up to 50 million bacteria per cubic centimeter, CARTIS has the capacity to trap and kill up to 150 million bacteria per cubic centimeter.

The current plant capacity of CARTIS, with nine reactors is sufficient for the production of 50,000 cartridges monthly,

The French government recognized this new manufacturing process as an innovation for which the Company received an award from the National Agency for the Promotion of Research (ANVAR).

The new treatment device was tested at sites presenting a variety of different water problems such as chlorinating, bacteria, particles etc. Over the past three years, close to a 1,500 devices were sold to a wide variety of clients including upscale hotels, hospitals, schools, businesses, embassies and households. The product has met with total customer satisfaction, as evidenced by the fact that none of the units were returned. From a strong manufacturing base and encouraging results, the Company is gearing up for expansion. CARTIS is first approaching the European market with the opening of a French subsidiary in January 2000 where initial sales of 300 units have already been registered.



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Cartis Incorporated

Several years of cooperation with prestigious world health organizations, prominent industrial companies and several various government agencies have established the validity of the Company's product and technologies.

* The CENTRAL WATER AUTHORITY of Mauritius (CWA), jointly managed by the two world leading water companies VIVENDI and LYONNAISE DES EAUX has certified that water treated by CARTIS is potable. CWA is an important reference in water pollution due to the importance of its research in an area of the world which is notorious for bacterial pollution.

* Conservation of water and its bactericidal properties after treatment is the foremost salient attribute of the CARTIS process.

     * The PASTEUR INSTITUTE in Madagascar ha conducted several tests on bacteria laden tanks containing shrimps with the CARTIS device. The Institute has determined that shrimps, after immersion in water treated by CARTIS were safe for human consumption, at par with water treated with chlorine. The CARTIS process had the same bactericidal effect on shrimps as chlorine, without that chemical's harmful side effects.

     * One of the largest private agriculture and food concerns in the Indian Ocean rim countries, the ENL Group has tested the CARTIS technology on tomato production. They have determined that the CARTIS treatment is the only system capable of significantly increasing the production of tomatoes, thanks to the bactericidal properties of the treated water.

* Several tests performed by CARTIS with French environmental agencies have determined that the CARTIS treatment eliminates all traces of bacteria remaining after UV treatment. They have also determined that the CARTIS process does not release silver, a harmful heavy metal. Far from releasing silver, the treatment in fact reduces the amount of silver naturally present in water.

These tests coupled with the sale of close to 1,500 units in several Indian Ocean rim countries and in Europe to-date have proven the reliability of the CARTIS system. The Company is planning rapid growth in Europe, as well as in the US.

The CARTIS device is able to achieve the following results:

*    Elimination of all traces of chlorine,
*    Elimination of all traces of asbestos and heavy metals, lead included,
* Elimination of limestone deposits, without losing water's essential minerals such as calcium and magnesium,
*    Elimination of bacteria,
* Conservation properties. Water has the ability to maintain its bactericidal properties after treatment, thanks to the creation of active oxygen in the treatment process. When water passes through the CARTIS cartridge, the minerals contained in water interact with the silvered carbon in an electrolyte, with the resulting creation of active oxygen. The oxygen gives water a natural oxidation property that is an efficient radical agent against bacteria contamination. Conservation provides water with a bactericidal power at least equal to chlorine's, without the use of cancer causing chemicals.



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*    Elimination of bad taste and bad odors,
* The quality of treated water is often equal or superior to bottled and spring water,
* The cost of treated water is pennies a gallon.

The first CARTIS product currently on the market is the Potable Water System (PWS300). The second product, the Swimming Pool System (SPS10) is currently being tested at beta sites in France and in Mauritius.

The PWS300

The PWS300 system is adapted to household consumption, cooking and other domestic needs. Its output is 300 liters per hour (80 gallons). The addition of an optional storage tank satisfies increased punctual needs, such as shower or bath and laundry.

In addition to the treatment of municipal water, the PWS300 is also particularly suited to treat well water. Outside of major cities, the majority of drinkable water comes from individual wells, by the tens of millions in the developed world alone.

The anti limestone qualities of the device are of crucial importance. The bonding and deposit of two minerals present in water create limestone, which are otherwise essential to its proper balance: calcium and magnesium.

Problems derived from calcium deposits have expensive consequences. Water pipes and appliances that utilize warm water would reduce efficiency and eventually clog. They would need to be serviced, or replaced regularly at substantial expense. The CARTIS process eliminates that expense and inconvenience.

The SPS10

The SPS10, a system to treat the water in swimming pool already exists and is currently installed at beta sites in Mauritius and in France. This Swimming Pool System is designed to replace all products and chemicals needed in the upkeep of a swimming pool. The water obtained is free of algae and chlorine, which irritates the eyes and damages the hair, and is of drinking water quality.

*    Placed  behind a sand  filter,  the SPS10  system has a  capacity  to treat
     10m3/hour.
* The swimming pool cartridge has a life expectancy of three years for an average private pool.

Marketing  of the SPS10 is  scheduled  to start  initially in France by year-end
2000.




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The HPS10

The HPS10 system was developed for agricultural use, specifically for the use in hydroponics. In this method of soil-free vegetable production, the quality of water is of the utmost importance, since plants contaminated with bacteria die within hours.

Studies have been carried out in the soil-free cultivation of tomatoes at a major tomato grower. Traditionally, the grower suffers an annual loss of 50 % of their tomato heads due to water borne bacteria pollution.

After installing an HPS 10 in their greenhouse, the loss of tomato heads dramatically declined and the tomato yield increased more than twofold.

                                       ***

Installation and Maintenance

The PWS300 is installed quickly, without special skills. The system hooks up directly to the household water intake.

In a household, it is placed either on the kitchen water pipe for drinking and cooking use, or on the main household water pipe for wider usage. When the user intends to go beyond drinking and food preparation, a storage tank is added to meet the requirements of larger punctual water needs.

The time necessary for installation is approximately one hour. The installation procedure involves the mounting of the unit on a wall next to the water intake and the connection of the unit to the water pipe either with a flexible or rigid connector. The diameter of the connector in and out of the device is 3/4 inch.

The installed device is plugged into a regular electrical wall outlet. A complete set of instructions is supplied with the unit.

A CARTIS sales agent who offers maintenance contracts to their clients handles the maintenance of the unit.

Maintenance is recommended at the earlier of two years of use, or usage of 300 cubic meters of water. The maintenance schedule includes:

*    Replacement of the first filter with a sieving capacity of 5 micron.
*    Replacement of the CARTIS cartridge,
*    General maintenance of the unit, as well as the UV chamber.

A system of tele-monitoring of the units will be offered by the agents in the near future, once their installed client base has reached a critical mass of 200 units.




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Tele-monitoring permanently controls:

*    The UV lamp,

*    The remaining  life of the CARTIS filter,
*    The electrical connections of the device,
* The proper functioning of optional equipment, such as the anti-limestone and anti-nitrate devices, etc.,
*    Connection to smoke and burglary alarm.


An electronic box is incorporated to the device, and connects to all checked components. Malfunction would trigger an alarm placed on the device itself, or remotely by telephone to the operator.






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                                 3. COMPETITION



The Company competes with many other companies that supply water filtration products. Marketers of carbon filters, UV lamps, water softeners, electro magnetic anti plaque systems are all direct competitors.

The "pour through" carafe type product normally kept in the refrigerator and used in the kitchen is also a competing product. Several companies, including Brita, Discovery Engineering, Rubbermaid and others compete in the pitcher or carafe products market segment. However, these competing products merely rely on active carbon filtration process, a significantly inferior technology to Cartis'.

The Company also competes with the bottled water industry, such as The Perrier Group of America, Inc. (which includes Arrowhead Mountain Spring Water, Poland Spring, Ozark Spring Water, Zephyrhills Natural Spring Water, Deer Park, Great Bear and Mountain Ice) and Great Brands of Europe (which includes Evian Natural Spring Water and Dannon Natural Spring Water)

The PWS 300 retails for approximately $1,500. The cost of maintenance is low and occurs only every two years. Management believes that the price of the device compares very favorably to other, less efficient systems, as recapped by the schedule below. It is noted that the "positive attributes" of all other competing systems are shared by CARTIS, except for general awareness, price and maintenance while none of the "negative attributes" are.





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
PROCESS               POSITIVE ATTRIBUTES                     NEGATIVE ATTRIBUTES                       PRICE
------------          --------------------------------        -----------------------------             ----------
SOFTENERS             -Best known system.  Reference in       -Removes Calcium, an essential            $2,300 to
                       the industry                            mineral                                  $3,800
                      -Removes limestone                      -Adds Sodium
                      -Handles needs for entire houses        -Lowers the pH
                                                              -Makes washing difficult
                                                              -Bad taste
                                                              -Risks of bacteria contamination
                                                              -Costly to maintain
------------          --------------------------------        -----------------------------             ----------
Electro magnetic      -No limestone formation                 -Efficient only for a few feet            $250 to $800
ANTI PLAQUE           -No change in water balance             -No effect on water
                      -No maintenance
------------          --------------------------------        -----------------------------             ----------
ACTIVE                -Eliminates bad taste and odor          -Short life span                          $15 to $150
CARBON                -Eliminates Chlorine, heavy metals,     -Bacteria pollution
                       pesticides                             -Hazardous usage
                      -Inexpensive
------------          --------------------------------        -----------------------------             ----------
UV LAMPS              -Little maintenance                     -No conservation of water                 $250 to $3,000
                      -Bacteria elimination                   -Incomplete bacteria destruction
                                                              -No improvement in taste
------------          --------------------------------        -----------------------------             ----------
FILTERS               -Ease of use                            -Gets polluted                            $15 to $700
                      -Filters particles in suspension        -Clogs easily
                      -Low price                              -Does not improve taste
                                                              -Short useful life
------------          --------------------------------        -----------------------------             ----------
OZONE                 -Kills bacteria                         -Short useful life                        $6,000 to
                      -Not a chemical                         -No water conservation                    $60,000
                                                              -Difficult usage
                                                              -Not suited for households
------------          --------------------------------        -----------------------------             ----------
REVERSE               -Filters out bacteria and most          -Low output                               $950 to $7,000
OSMOSIS                pollutants                             -De mineralizes water
                                                              -No water conservation
                                                              -Clogging
                                                              -High price
------------          --------------------------------        -----------------------------             ----------





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                            4. ORGANIZATION STRUCTURE

Management.

* The undertaking to provide an adequate potable water treatment device to the world market was initiated in 1993 by Herve Gallion, a successful businessman. His lieutenant, Cyril Heitzler, an engineer, assisted him in the conceptualization and the implementation of the new device. They hired the services of CNRS, the prominent French government's research arm to develop the technology to bond active carbon and silver by co-valence. They eventually hired Mr. Serigne Dioum, the engineer who was their main interface at CNRS.

* The Company will gradually establish sales subsidiaries in each of the markets in partnership with local professionals. The first subsidiary was established in France. Cartis France is 49% owned by the Company and 51% by ASAP, a French distribution company. The General Manager of Cartis France is Patrick Martin, a successful businessman.

* Immediately after the private placement, Cartis Inc. expects to hire a Chief Financial Officer and a Marketing Manager for the US.

HERVE GALLION. Mr. Gallion is the founder of CARTIS, where he currently serves as Chief Executive Officer and President. Mr. Gallion has a vast experience successfully running companies over the past 30 plus years. Prior to CARTIS, from 1966 to 1992, Mr. Gallion was founder and manager of an auto parts distribution company, registered under his name, founder and manager of SCAME S.A., a manufacturer and distributor of fertilizers, owner and manager of SIF, s.c.p., a professional training company. From 1988 to 1992, he also was a consultant for SOMELEC S.A., a company engaged in the environmental business.

CYRIL HEITZLER. Mr. Heitzler is the co-founder of CARTIS, where he currently serves as General Manager of CEFCA Industrie, the wholly owned manufacturing subsidiary of Cartis, Inc. Mr. Heitzler is also a Director of Cartis, Inc. Mr. Heitzler has been involved with the Company or with its predecessor organizations since 1993. Since that time, Mr. Heitzler has been involved in R&D, Production, Marketing, Finance and General Management. Mr. Heitzler holds a diploma in Mechanical Engineering and Computer Integrated Manufacturing from the Mache College in Lyons, France.

SERIGNE DIOUM. Mr. Dioum is in charge of R&D and production for the Company since 1997. Prior to joining Cartis, Mr. Dioum developed the CARTIS manufacturing technology at CNRS, the French government's research arm. While at CNRS, he specialized in low pressure, cold plasma and in laser research. Mr. Dioum holds a Master of Physics and two Doctorates in Combustion and Propulsion and in Plasma Research from the University of Orleans, France..

PATRICK MARTIN. Mr. Martin is the 51% owner of Cartis France, indirectly through the holding company ASAP s.a.r.l. Besides his ownership in Cartis France, Mr. Martin owns and manages three other companies, two of which are well-established distributors of utility services and water. The third company that he owns is a distributor of telephone and computer equipment and services. In all cases, the network of professionals involved in the three companies are dealing directly with the household consumer, prime market of Cartis.



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Cartis Incorporated

Production


*    CEFCA Industrie.

The production of the CARTIS cartridge is handled by CEFCA, a wholly owned subsidiary of Cartis, Inc., located in Orleans, France. CEFCA is set up in an industrial park and occupies 1200 square meters housing the production plant, the production workshops and the quality control department.

*    Production in China

PHASE D, a company established in Tanjin, 100km from Beijing is one of the main subcontractors of CARTIS. Phase D produces the specialty moldings from which the plastic casings of the PWS are injected. They design and manufacture molds for plastic components produced by six (6) injection-molding presses with a capacity of 20 to140 tons. They also produce electronic circuit boards and perform a range of fabrication and assembly operations. Phase D employs 70 people including 15 professionals and 6 French-speaking natives of China. Their existing capacity for the PWS 300 is 5,000 units monthly.

*    UV Lamps. Phillips, the Dutch Electronics Company, supplies the UV lamps.

                                       ***

Sales & Marketing-Distribution

The distribution of CARTIS products is and is expected to continue to be performed in each geographical market by a distribution company, in which CARTIS will either have a majority or minority participation. The CARTIS partner in each distribution company is expected to have a solid, proven reputation in the distribution of water treatment devices.

The Distribution Company bears all the costs associated with the marketing and promotion of the CARTIS products in their territory. In particular, they each will employ several sales reps.

Cartis, Inc. provides the distribution companies with the following support:

*    A unique product,
*    A product very competitively priced,
*    Technical, promotional and marketing support,
* Availability of software and equipment for Tele monitoring of the installed base,
* Tele monitoring, besides a profitable maintenance item, helps create permanent ties to the client's base.

The  Distribution  Company in turn  wholesales  the CARTIS units to a network of
Authorized  Sales   Representatives.   These  sales  representatives  are  water
specialists, or plumbers selling to the end users.




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The  participants  in the sales  effort  share the mark-up  along the  following schedule:

* Cartis retains 40% of the sale price. This covers the all costs of manufacture and allocation of corporate overhead,
*    The Distribution Company retains 30% of the sal price,
*    The Authorized Sales Agent retains 30% of the sales price.

These percentages only apply to hardware. The disposables and the service contracts for Tele- Monitoring add substantial benefits to the Distribution Company and the Authorized Sales Agents.

The first instance of the CARTIS distribution organization is CARTIS France.

CARTIS France, 51% owned by an outside party, handles all inventory needs of CARTIS on the French territory.

The company sets up the commercial infrastructure for the whole territory, with the exclusive mission to sign-up sales agents who in turn are the exclusive CARTIS Authorized Sales Representatives ("ASR) for eventual resale to consumers.

The typical ASR is

*    A water treatment specialist, or
*    A large plumbing enterprise, or
*    A company in a related field in need of diversification.

Quality control is monitored by CARTIS France who trains all agents and centralizes the award of sales licenses.

Each ASR receives a package of 10 PWS300, plus ancillary equipment.

In addition, supporting material includes:

*    10 guaranty documents and instruction manuals,
*    250 promotional materials "water is life",
* Training on the subject of domestic water treatment, information on competing products, on the CARTIS technology and on the CARTIS software.

In order to retain their status of Authorized Sales Representative for an allocated geographic area, each ASR must reorder their pre-determined quota of units on a monthly basis.

The low price of the sign-up package, and the attractive profit potential is already eliciting a positive response from the marketplace.

                                       ***




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Promotion and advertising.

CARTIS is gearing up the promotion of its products. In France, current marketing promotional support includes a sales brochure, a poster and advertising in the specialized periodicals "Health" and "House".

Additionally, the company participates to international trade shows such as Pollutec and Batimat.

Over time and market by market, CARTIS will expand its advertising coverage to include, either directly or on a co-op basis professional journals, newspapers, radio and television.




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                                   5. PATENTS

The Patent Office Bugnion in Geneva, Switzerland filed an inventor patent on behalf of Herve Gallion on April 22, 1997. The filing was done with the Office National de Propriete Industrielle Suisse, file number 09234/97 case 1, and 224/97, case 2.

Patent protection was extended internationally with a PCT application dated April 22, 1998, file number 98/00610.

A second filing intended to finalize the complete protection of the technology subsequently completed the first Swiss filing. Both filings were merged into one for the international filing.

The PCT filing was published in the International Register (WO 98/47819) on October 29, 1998. The register provides a list of protected countries, which includes the main world countries.

The initial international research on the Company's patent surfaced three class X claims, which potentially could question some of the claims of the Company's patents. The competing claims originate from two patents named Nice and Someya.

In fact, the Patent Office Bugnion and management do not believe that the claims of these two competing patents represent a threat to the Company's technology protection. The official answer of the Company and its advisers, which is to be given to the Paten's Office within the next few months will point out that the technology of the third parties patents is radically different from Cartis'.

Contrary to the Company's, the two competing patents are not based on co-valence between the metal and the filter. Their technology involves the mixing of a porous support and metal in a weak bondage (the Van der Waals method), while the Cartis process of co-valence permanently bonds pure silver to active carbon in an inter-molecular connection. While the competing technologies allow the weak connection between filter and metal to release dangerous heavy metal, the Cartis process does not.

In conclusion, the Someya and Nice technologies are severely limited in their application to potable water since the release of silver nitrates causes an important health problem.




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                                 6. RISK FACTORS

         1. Operating History. Although the Company has been in business since March 1997, it is mostly recently starting to exit the development stage as it is beginning to widely distribute products that utilize the CARTIS system. Due to the Company's operating history and limited resources, among other factors, there can be no assurance that profitability or significant revenue will occur in the future. The ability of the Company to establish itself as a going concern is dependent upon the receipt of additional funds from operations or other sources to continue its activities.

         2. Financing Needs. Even though management believes, without assurance, that it will obtain sufficient capital with which to implement its expansion plan, the Company is not expected to proceed with its expansion without an infusion of capital. In order to obtain additional equity financing, management may be required to dilute the interest of existing shareholders or forego a substantial interest of its revenues, if any. Without an infusion of capital or profits from operations, the Company is not expected to proceed with its expansion as planned. While the Company anticipates the receipt of increased operating revenues, such increased revenues cannot be assured. Further, the Company may incur significant unanticipated expenditures, which deplete its capital at a more rapid rate because of among other things, the stage of its business, its limited personnel and other resources and its lack of widespread client base and market recognition. Because of these and other factors, management is presently unable to predict what additional costs the Company beyond those currently contemplated might incur. The Company has no identified sources of additional capital funds, and there can be no assurance that resources will be available to the Company when needed.

         3. Dependence on Management. The possible success of the Company is expected to be largely dependent on the continued services of its President, Herve Gallion. Virtually all decisions concerning the marketing, distribution and sales of the Company's products and services will be made or significantly influenced by the Company's officers. These officers are expected to devote only such time and effort to the business and affairs of the Company as may be necessary to perform their responsibilities as executive officers. The loss of the services of any of these officers would adversely affect the conduct of the Company's business and its prospects for the future.

         4. Limited Distribution Capability. The Company's success depends in large part upon its ability to distribute its products and services. As compared to the Company, which lacks the financial, personnel and other resources required to compete with its larger, better-financed competitors, virtually all of the Company's main competitors or potential competitors have much larger budgets for securing customers. Although the Company has entered into some agreements for the marketing and distribution of its products, these have produced only limited revenues to date. Depending upon the level of operating capital or funding obtained by the Company, management believes, without assurance, that it will be possible for the Company to attract additional customers for its products and services. However, in the event that only limited funds are available from operations or obtained, the Company anticipates that its limited finances and other resources may be a determinative factor in the decision to go forward with planned expansion. Until such time, if ever, as the Company is successful in generating sufficient cash flow from operations or securing additional capital, of which there is no assurance, it intends to continue marketing its products through its current distribution arrangements. However, the fact that these arrangements have not thus far produced significant revenue may adversely impact the Company's chances for success.

         5. Inability to expand its Infrastructure. The Company may be required to expand and adapt its infrastructure as the number of units ordered and number of different products produced increases. The expansion and adaptation of the



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Company's  infrastructure  will require substantial  financial,  operational and management resources. There can be no assurance, however, that the Company will be able to expand or adapt its infrastructure to meet additional demand or customers' changing requirements on a timely basis, at a commercially reasonable cost, or at all, or that the Company will be able to deploy successfully any necessary infrastructure expansion. Any failure of the Company to expand its infrastructure, as needed, on a timely basis or to adapt to changing customer requirements or evolving industry standards could have a material adverse effect
on  the  Company's  overall  business,   financial   condition  and  results  of
operations.

         6. High Risks and Unforeseen Costs Associated with the Company's Expanded Entry into the water purification Industry. There can be no assurance that the costs for the establishment of Partnership arrangements and creation of a client base for its products and services will not be significantly greater than those estimated by Company management. Therefore, the Company may expend significant unanticipated funds or significant funds may be expended by the Company without development of additional markets for its products. There can be no assurance that cost overruns will not occur or that such cost overruns will not adversely affect the Company. Further, unfavorable general economic conditions and/or a downturn in customer confidence could have an adverse affect on the Company's business. Additionally, competitive pressures and changes in customer mix, among other things, which management expects the Company to experience in the uncertain event that it achieves commercial viability, could reduce the Company's gross profit margin from time to time. Accordingly, there can be no assurance that the Company will be capable of establishing itself in a commercially viable position in local, state, nationwide and international Water Purification markets.

         7. Significant Customer and Product Concentration. To date, a limited number of customers and distributors have accounted for substantially all of the Company's revenues with respect to product sales. The Company has entered into limited distributorship agreements. Therefore, there is no assurance that the Company will be able to obtain adequate distribution of its products to the intended end user. The Company's ability to achieve revenues in the future will depend in significant part upon its ability to improve existing products, develop new products and provide support to existing and new distributors, as well as the condition of its distributors. As a result, any cancellation, reduction or delay may materially adversely affect the Company's business, financial condition and results of operations. There can be no assurance that the Company's revenues will increase in the future or that the Company will be able to support or attract customers.

         8. Fluctuations in Results of Operations. The Company has experienced and may in the future experience significant fluctuations in revenues, gross margins and operating results. As with many developing businesses, the Company expects that some orders may not materialize or delivery schedules may have to be deferred as a result of changes in customer requirements, among other factors. As a result, the Company's operating results for a particular period to date have been and may in the future be materially adversely affected by a delay, rescheduling or cancellation of even one purchase order. Moreover, purchase orders are often received and accepted substantially in advance of shipment, and the failure to reduce actual costs to the extent anticipated or an increase in anticipated costs before shipment could materially, adversely affect the gross margins for such order, and as a result, the Company's results of operations. A delay in a shipment near the end of a particular quarter, due, for example, to an unanticipated shipment rescheduling, to cancellations or deferrals by customers or to unexpected manufacturing difficulties, may cause net revenues in a particular quarter to fall significantly below the Company's expectations and may materially adversely affect the Company's operating results for such quarter. Large portions of the Company's expenses are fixed and



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difficult to reduce should  revenues not meet the Company's  expectations,  thus magnifying the material adverse effect of any revenue shortfall. Furthermore, announcements by the Company or its competitors of new products and technologies could cause customers to defer purchases of the Company's products or a reevaluation of products under development, which would materially adversely affect the Company's business, financial condition and results of operations. Additional factors that may cause the Company's revenues, gross margins and results of operations to vary significantly from period to period include: product development, patent processing, manufacturing efficiencies, costs and capacity and the timing of availability of new products by the Company or its customers, usage of different distribution and sales channels; customization of systems; and general economic and political conditions. In addition, the Company's results of operations are influenced by competitive factors, including the pricing and availability of and demand for, competitive products. All of the above factors are difficult for the company to forecast, and these or other factors could materially adversely affect the Company's business, financial condition and results of operations. As a result, the Company believes that period-to-period comparisons are not necessarily meaningful and should not be relied upon as indications of future performance.

         9. Potential for Changes or Unfavorable Interpretation of Government Regulation. In the unlikely event the government were to regulate the water purification industry, it might have a material adverse effect on the sale of such products by the Company to such customers. It is more likely that the government would regulate the bottled water industry, as water which the Company normally treats has already passed through the standard tap water treatment process and is therefore already in compliance with Federal, state and local standards. The regulatory environment in which the Company operates is subject to change. Regulatory changes, which are affected by political, economic and technical factors, could significantly impact the Company's operations by restricting development efforts by the Company and its customers, making current products obsolete, making the water purification products more costly or increasing the opportunity for additional competition. Any such regulatory changes could have a material adverse effect on the Company's business, financial condition and results of operations. The Company might deem it necessary or advisable to alter or modify its products to operate in compliance with such regulations. Such modifications could be extremely expensive and, especially if subject to regulatory review and approval, time-consuming.

         10. No Assurance of Product Quality. Performance and Reliability. The Company expects that its distributor and their customers will continue to establish demanding specifications for quality, performance and reliability. Although the Company attempts to only deal with manufacturers who adhere to good manufacturing practice standards, there can be no assurance that problems will not occur in the future with respect to quality, performance, reliability and price. If such problems occur, the Company could experience increased costs, delays in or cancellations or rescheduling of orders or shipments and product returns and discounts, any of which would have a material adverse effect on the Company's business, financial condition or results of operations.

         11. Future Capital Requirements. The Company's future capital requirements will depend upon many factors, including the development of new water purification products, possible requirements to maintain adequate manufacturing facilities, the progress of the Company's research and development efforts, expansion of the Company's marketing and sales efforts and the status of competitive products and services. The Company believes that it will require additional funding in order to fully exploit its plan for operations. There can be no assurance, however, that the Company will secure such additional financing. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. If issuing equity securities raises additional funds, further dilution to the existing stockholders will result.



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If adequate funds are not available, the Company may be required to delay, scale back or eliminate its research and development or manufacturing programs or obtain funds through arrangements with partners or others that may require the Company to relinquish rights to certain of its existing or potential products or other assets. Accordingly, the inability to obtain such financing could have a material adverse effect on the Company's business, financial condition and results of operations.

         12. Uncertainty Regarding Protection of Proprietary Rights. The Company attempts to protect its intellectual property rights through patents, trademarks, secrecy agreements, trade secrets and a variety of other measures. However, there can be no assurance that such measures will provide adequate protection for the Company's trade secrets or other proprietary information, that additional disputes with respect to the ownership of its intellectual property rights will not arise, that the Company's trade secrets or proprietary technology will not otherwise become known or be independently developed by competitors or that the Company can otherwise meaningfully protect its intellectual property rights. There can be no assurance that any patent owned by the Company will not be invalidated, circumvented or challenged, that the rights granted thereunder will provide competitive advantages to the Company or that any of the Company's pending or future patent applications will be issued with the scope of the claims sought by the Company, if at all. Furthermore, there can be no assurance that others will not develop similar products, duplicate the Company's products or design around the patents owned by the Company or that third parties will not assert intellectual property infringement claims against the Company. In addition, there can be no assurance that foreign intellectual property laws will adequately protect the Company's intellectual property rights abroad. The failure of the Company to protect its proprietary rights could have a material adverse effect on its business, financial condition and results of operations. Litigation may be necessary to protect the Company's intellectual property rights and trade secrets, to determine the validity of and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that infringement, invalidity, right to use or ownership claims by third parties or claims for indemnification resulting from infringement claims will not be asserted in the future. If any claims or actions are asserted against the Company, the Company may seek to obtain a license under a third party's intellectual property rights. There can be no assurance, however, that a license will be available under reasonable terms or at all. In addition, should the Company decide to litigate such claims, such litigation could be extremely expensive and time consuming and could materially adversely affect the Company's business, financial condition and results of operations, regardless of the outcome of the litigation.

         13. Ability to Grow. The Company expects to grow through acquisitions, internal growth and by expansion of its Partnership relationships. There can be no assurance that the Company will be able to create a greater market presence, or if such market is created, to expand its market presence or successfully enter other markets. The ability of the Company to grow will depend on a number of factors, including the availability of working capital to support such growth, existing and emerging competition, one or more qualified strategic alliances and the Company's ability to maintain sufficient profit margins in the face of pricing pressures. The Company must also manage costs in a changing regulatory environment, adapt its infrastructure and systems to accommodate growth within the niche market which it has created.

         14 Competition. The water filtration industry is highly competitive, with several major companies involved. The Company will be competing with these larger competitors in international, national, regional and local markets. In addition, the Company may encounter substantial competition from new market entrants. Many of the Company's competitors or potential competitors have significantly greater name recognition and have greater marketing, financial and other resources than the Company. There can be no assurance that the Company



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will be able to complete effectively against such competitors in the future. The
Company competes with many other companies that supply water filtration products. One competitive product would be the "pour through" carafe type product normally kept in the refrigerator and used in the kitchen. Several companies, including Brita, Discovery Engineering, Rubbermaid and others compete in the pitcher or carafe products market segment which, are directly competitive
to  the  CARTIS   Water   Dispenser.   However,   the   Company   has  the  only
water-dispensing unit that is actually a water filtration process, making delivery of water unnecessary and refilling of pitcher units a thing of the past. The leading company in the pitcher category is Brita. The Company also competes with other companies that supply bottled water, including The Perrier Group of America, Inc. (which includes Arrowhead Mountain Spring Water, Poland Spring, Ozark Spring Water, Zephyrhills Natural Spring Water, Deer Park, Great Bear and Mountain Ice) and Great Brands of Europe (which includes Evian Natural Spring Water and Dannon Natural Spring Water). The Company also competes with numerous regional bottle water companies located in the United States and Canada. The Company expects that more competitors will enter the water filtration products market, resulting in even greater competition for the Company. Many of the companies with whom the Company currently competes, or may compete in the future, have greater financial, technical, marketing, and sales resources, as well as greater name recognition than the Company. There can be no assurance that the Company will have the resources required to respond effectively to market or technological changes or to compete successfully in the future, although it's alliances provide certain advantages in these regards as does the Company's patent position.

         15. Possible Adverse Affect of Fluctuations in the General Economy and Business of Customers. Historically, the general level of economic activity has significantly affected the demand for new technology products. There can be no assurance that an economic downturn would not adversely affect the demand for the Company's products and services.

         16. Lack of Working Capital Funding Source. Other than revenues from the sale of its products, which revenues have yet to produce a significant net profit, the Company has no current source of working capital funds, and should the Company be unable to secure additional financing on acceptable terms, its business, financial condition, results of operations and liquidity would be materially adversely affected.

         17. Uncertainty of Market Acceptance. The future operating results of the Company depend to a significant extent upon the continued development of products and services deemed necessary, useful, convenient, affordable and competitive. There can be no assurance that the Company has the ability to continuously introduce propriety products and services into the marketplace which will achieve the market penetration and acceptance necessary for the Company to grow and become profitable on a sustained basis, especially given the fierce competition that exists from companies more established and well financed than the Company.

         18. International Operations; Risks of Doing Business in Developing Countries. The Company anticipates that international sales will result from its various contacts overseas and that these sales will account for more of its revenues from product sales for the foreseeable future. The Company's international sales may be denominated in foreign or United States currencies. The Company does not currently engage in foreign currency hedging transactions. As a result, a decrease in the value of foreign currencies relative to the United States dollar could result in losses from transactions denominated in foreign currencies. With respect to the Company's international sales that are United States dollar-denominated, such a decrease could make the Company's products less price-competitive. Additional risks inherent in the Company's international business activities include changes in regulatory requirements, costs and risks of local customers in foreign countries, availability of




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suitable export financing,  timing and availability of export licenses,  tariffs and other trade barriers, political and economic instability, difficulties in staffing and managing foreign operations, difficulties in managing distributors, potentially adverse tax consequences, foreign currency exchange fluctuations, the burden of complying with a wide variety of complex foreign laws and treaties and the possibility of difficulty in accounts receivable collections. Some of the Company's customer purchase agreements may be governed by foreign laws, which may differ significantly from U.S. laws. Therefore, the Company may be limited in its ability to enforce its rights under such agreements and to collect damages, if awarded. There can be no assurance that any of these factors will not have a material adverse effect on the Company's business, financial condition and results of operations

         19. No Dividends. While payments of dividends on the Common Stock rests with the discretion of the Board of Directors, there can be no assurance that dividends can or will ever be paid. Payment of dividends is contingent upon, among other things, future earnings, if any, and the financial condition of the Company, capital requirements, general business conditions and other factors which cannot now be predicted. It is highly unlikely that the Company will pay cash dividends on the Common Stock in the foreseeable future.

         20. No Cumulative Voting. The election of directors and other questions will be decided by a majority vote. Since cumulative voting is not permitted and a majority of the Company's outstanding Common Stock constitute a quorum, investors who purchase shares of the Company's Common Stock may not have the power to elect even a single director and, as a practical matter, the current management will continue to effectively control the Company.

         21. Control by Present Shareholders. The present shareholders of the Company's Common Stock will, by virtue of their percentage share ownership and the lack of cumulative voting, be able to elect the entire Board of Directors, establish the Company's policies and generally direct its affairs. Accordingly, persons investing in the Company's Common Stock will have no significant voice in Company management, and cannot be assured of ever having representation on the Board of Directors.

         22. Potential Anti-Takeover and Other Effects of Issuance of Preferred Stock May Be Detrimental to Common Shareholders. Potential Anti-Takeover and Other Effects of Issuance of Preferred Stock May Be Detrimental to Common Shareholders. The Company is authorized to issue shares of preferred stock. ("Preferred Stock"). The issuance of Preferred Stock does not require approval by the shareholders of the Company's Common Stock. The Board of Directors, in its sole discretion, has the power to issue shares of Preferred Stock in one or more series and to establish the dividend rates and preferences, liquidation preferences, voting rights, redemption and conversion terms and conditions and any other relative rights and preferences with respect to any series of Preferred Stock. Holders of Preferred Stock may have the right to receive dividends, certain preferences in liquidation and conversion and other rights; any of which rights and preferences may operate to the detriment of the shareholders of the Company's Common Stock. Further, the issuance of any shares of Preferred Stock having rights superior to those of the Company's Common Stock may result in a decrease in the value of market price of the Common Stock provided a market exists, and additionally, could be used by the Board of Directors as an anti-takeover measure or device to prevent a change in control of the Company.

         23. No Secondary Trading Exemption. Secondary trading in the Common Stock will not be possible in each state until the shares of Common Stock are qualified for sale under the applicable securities laws of the state or the Company verifies that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. There can be no assurance that the Company will be successful in registering or qualifying the Common Stock for secondary trading, or availing itself of an exemption for



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secondary  trading in the Common  Stock,  in any state.  If the Company fails to register or qualify, or to obtain or verify an exemption for the secondary trading of, the Common Stock in any particular state, the shares of Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in the Company's Common Stock, a public market for the Common Stock will fail to develop and the shares could be deprived of any value.

         24. Possible Adverse Effect of Penny Stock Regulations on Liquidity of Common Stock in any Secondary Market. Although trading volume indicates that a secondary trading market has developed to a limited extent for the shares of Common Stock of the Company, the Common Stock is expected to come within the meaning of the term "penny stock" under 17 CAR 240.3a51-1 because such shares are issued by a small company; are low-priced (under five dollars); and are not traded on NASDAQ or on a national stock exchange. The SEC has established risk disclosure requirements for broker-dealers participating in penny stock transactions as part of a system of disclosure and regulatory oversight for the operation of the penny stock market. Rule 15g-9 under the Securities Exchange Act of 1934, as amended, obligates a broker-dealer to satisfy special sales practice requirements, including a requirement that it make an individualized written suitability determination of the purchaser and receive the purchaser's written consent prior to the transaction. Further, the Securities Enforcement Remedies and Penny Stock Reform Act of 1990 require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure instrument that provides information about penny stocks and the risks in the penny stock market. Additionally, the customer must be provided by the broker-dealer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. For so long as the Company's Common Stock is considered penny stock, the penny stock regulations can be expected to have an adverse effect on the liquidity of the Common Stock in the secondary market, if any, which develops.

         25. Conflicts of Interest. The officers, directors and employees of the Company are involved in businesses, investments, and have other relationships, which may conflict with the business of the Company. A substantial portion if not all of the opportunities obtained by the Company will be brought to the attention of the Company through the efforts of its officers, directors and employees. These potential conflicts include, but are not limited to, missed opportunities or opportunities taken advantage of in their roles in those other businesses, investments and relationships rather than their roles in the Company.






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Cartis Incorporated

                                  7. PROPERTIES

The current US address of the Company is 277 Royal Poinciana Way, PMB 155, Palm Beach, FL 33480.

The Company maintains its overseas executive offices at Cartis Center, Old Moka Road, Bell Village, Republic of Mauritius. Its telephone number is (230) 211-6825 and its facsimile number is (230) 210-2445.

CEFCA leases approximately 4,382 meters squared as space for the manufacturing of CARTIS product. The lease is for a term of nine (9) years commencing July 16, 1998 and ending July 15, 2007. The Company pays monthly rent in the amount of 12,000 French Francs plus taxes.

                                       ***

       8. SECURITY OWNERSHIP OF CERTAIN NENEFICIAL OWNERS AND MANAGEMENT:

         The following table sets forth information as of February 29, 2000, regarding the ownership of the Company's Common Stock by each shareholder known by the Company to be the beneficial owner of more than five percent (5%) of its outstanding shares of Common Stock, each director and all executive officers and directors as a group. Except as otherwise indicated, each of the shareholders has sole voting and investment power with respect to the share of Common Stock beneficially owned.


Name of Beneficial     Title of Class        Amount and Nature of       Percent
Owner                                        Beneficial Owner           of Class
------------------     --------------        ---------------------      --------
Herve Gallion          Common Stock          8,500,000-President        63.26
Cyril Heitzler         Common Stock          500,000-Director           3.72



All Executive Officers and Directors as a Group. Two (2)persons.      66.98%

The percentages are based upon 13,437,019 shares of Common Stock outstanding as of February 29, 2000.

There are no arrangements, which may result in the change of control of the Company by such certain beneficial owners and management

                                       ***

                              9. LEGAL PROCEEDINGS

         No legal proceedings have been initiated either by or against the Company to date.





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                                    EXHIBIT A

                               Product Description


The PWS300 (Potable Water system)

Domestic water filtration system to obtain drinking water from municipal or well water comparable in quality to the best bottled water.

*    Filtration capacity of cartridge:       300m3 of water

*    Flow through:                           250 - 300 Liters per hour

*    Electrical source                       110-220V - 50-60 Hz

*    Minimum water pressure:                 1 bar

*    Maximum water pressure:                 5 bar

*    Dimensions:                             550mm x 350mm x 140mm



Device components

*    Filter to eliminate particles in suspension suc as mud, rust, dust etc.

* UV treatment chamber equipped with 25Watts Philips UV lamp to pre-treat bacterial pollution

*    Module to prevent limestone formation

* CARTIS cartridge to eliminate remaining bacteria, heavy metal, chlorine, bad taste and odor.

*    Flow meter

*    Power supply

*    Electronic detection device to switch the UV lamp on and off




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                                                     EXHIBIT B

                                           Common Water Quality Problems

They include:

Aesthetics: Contaminants like chlorine, sulfur, iron and manganese cause taste, color, and odor problems.

Water Hardness: Hard water contains excessive levels of calcium and magnesium, a condition found in eighty-five percent (85%) of the United States. Hard water shortens the life of household plumbing and water-using appliances, makes cleaning and laundering tasks more difficult and gradually decreases the efficiency of water heaters.

Lead: Used extensively in plumbing materials (pipes and lead-based solder) until the late 1980's, lead can leach into water supplies. Low levels of lead have been linked to learning disabilities in young children and high levels can cause hypertension in adults.

Biological Pathogens: Waterborne organisms can cause disease in humans. They include cysts like Cryptosporidium and Giardia; bacteria like typhus, fecal coliform and cholera; and viruses like influenza. These organisms typically cause unpleasant intestinal disorders and can pose a significant threat to the immune system.

Nitrates: Nitrogen compounds are sometimes found in ground and surface water in rural areas, often as a result of nitrogen-based fertilizer runoff. Excess nitrate levels can interfere with the oxygen-carrying capacity of blood, especially in babies, and have been linked to high incidences of miscarriages.

Heavy Metals: Metals like mercury, zinc, copper, and cadmium usually enter the water supply as industrial waste and, in excessive concentrations, can cause physiological damage to humans, including damage to the central nervous system.

Radium/Radon: Naturally occurring radioactive elements such as radium and radon have been linked to cancer in humans. Radon is found in gaseous form, and is absorbed through drinking, as well as through inhalation during washing or showering.

VOC's: High concentrations of volatile organic compounds ("VOC's"),  such as the
petroleum   distillate   benzene   and  the   industrial   degreasing   compound
trichloroethylene have been linked to organ damage and cancer in humans.

THM's:  Trihalomethanes  ("THM's") are by-products produced when chlorine reacts
with  organic  compounds  in  water.   THM's  are  primarily   absorbed  through
inhalation, and have been linked to bladder and rectal cancer.




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Asbestos:  Asbestos is a fibrous  mineral that  contaminates  water naturally or through its past use in concrete water pipes. Asbestos has been linked to lung and other forms of cancer.

Arsenic: Both a natural and manufacturing-induced ground water contaminant, arsenic is linked to various cancers and may damage the circulatory and central nervous systems.

Sediments: Solid particulates in water can settle out over time. The presence of sediments in water is typically an aesthetic concern.

Low/High pH: pH refers to "potential hydrogen," and is a measure of acidity or alkalinity on a 14- point scale (zero through six is acidic; seven is neutral; and eight through 14 are alkaline). Extreme measures of acidity in water can be corrosive, whereas high alkalinity can be the source of aesthetic problems.




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                                    EXHIBIT C

                               Organization Chart

[GRAPHIC?OMITTED]


                                   CARTIS, INC
                                 Parent Company
                             Public (Pink Sheets) US

          /                                                      \
         /                                                        \
        /                                                          \
       /                                !                           \
                                        !
     100%                               !                           100%
                                        !
                                        !
     CARTIS                             !                       CEFCA INDUSTRIES
INTERNATIONAL, Ltd.                     !                         S.A.R.L.
   Mauritius                            !                           France
Marketing & Sales                       !                      Production CARTIS
                                        !                          Cartridge
                                        !

                                      49%


                                 CARTIS FRANCE
                                To be developed
                             Distributor for France
                                    EXIBIT E





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                                    EXHIBIT D




                              Financial Projections




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                             Subscription Documents




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Cartis Incorporated

                                  CONFIDENTIAL

                       Cartis, Inc., a Florida corporation

                  INVESTOR SUITABILITY EVALUATION QUESTIONNAIRE

1.       NAME(S)           ____________________________________________________
         (If Joint)
                           ____________________________________________________

2.       ADDRESS           ____________________________________________________

                           ____________________________________________________

3.       PHONE             Residence (    )   _____________-________________
                           Business  (    )   _____________-________________

4.       SOCIAL SECURITY NUMBER(S)   _________-____________-_______
                                     _________-____________-_______

         TAX IDENTIFICATION NUMBER  _________-___________________

5.       DATE(S) OF BIRTH           ________________________________________
                                    ________________________________________

6.       REPRESENTATIONS (Investor should initial the appropriate blanks to which an affirmative representation can be made)

_______________     I (with my  spouse  if  applicable)  have a net worth of One
                    Million Dollars ($1,000,000) or more.

_______________     I had an income of Two Hundred Thousand  Dollars  ($200,000)
                    or more in each of the two (2) most recent years (or joint income with my spouse in excess of Three Hundred Thousand
                    Dollars ($300,000) and have a reasonable expectation of reaching the same income level in the current year.

_______________     I  represent  a trust  with  total  assets in excess of Five
                    Million Dollars ($5,000,000), not formed for the specific purpose of acquiring the securities offered herein and have been directed by a sophisticated person as described in Rule
                    506(b)(2)(ii) of the Act in connection herewith.

________________    I represent an organization  described in Section  501(c)(3)
                    of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

________________    I represent an entity in which all of the equity  owners are accredited investors.

         I represent that the total purchase price does not exceed twenty percent (20%) of my net worth. I further represent that I can bear the economic risk of this investment and that I have substantial experience in making investment decisions of this type.

                                  ------------------------------
                                  Signature of Investor




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Cartis Incorporated

Date:___________________________             _______________________________
                                                     Name of Investor

                      SUBSCRIPTION AGREEMENT AND INVESTMENT
                           REPRESENTATION OF INVESTORS

Cartis, Inc.
277 Royal Poinciana Way
PMB 155, Palm Beach, FL 33480

(Original subscription documents and full payment must be received by Company before stock can be ordered)

Gentlemen:

         1. Subject to the terms and conditions hereof, the undersigned, intending to be legally bound, hereby irrevocably subscribes for and agrees to accept and subscribe to _________ Shares of Cartis, Inc., a Florida corporation (the "Company"), for a total consideration of $_________, the receipt and sufficiency of which is hereby acknowledged.

         2. In order to induce the Company to accept the subscription made hereby, the undersigned hereby represents and warrants to the Company, and each other person who acquires or has acquired the Shares, as follows :

                  (a) The undersigned, if an individual (i) has reached the age of majority in the state in which he resides and (ii) is a bona fide resident and domiciliary (not a temporary or transient resident) of the state set forth beneath his signature below.

                  (b) The undersigned has the financial ability to bear the economic risk of an investment in the Shares has adequate means of providing for his current needs and personal contingencies, has no need for liquidity in such investment, and could afford a complete loss of such investment. The undersigned's overall commitment to investments that are not readily marketable is not disproportionate to his net worth, and his investment in the Company will not cause such overall commitment to become excessive.

                  (c) The undersigned meets at least one of the following criteria:

                           (i)      the  undersigned  is  a natural person whose
individual net worth or joint net worth with his spouse, at the time of his purchase, exceeds $1,000,000 (ONE MILLION DOLLARS); or --

                           (ii)     the  undersigned is a natural person and had
an individual income in excess of $200,000 (TWO-HUNDRED THOUSAND DOLLARS) in each of the two most recent years, or jointly with his spouse in excess of $300,000 (THREE-HUNDRED THOUSAND DOLLARS) in each of those years, and who reasonably expects to achieve at least the same income level in the current year; or



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                           (iii)   qualifies  as  an  accredited  investor under
Regulation D of the Securities Act of 1933 (the "Act").

                  (d) The undersigned has been given a full opportunity to ask questions of and to receive answers from the Company concerning the terms and conditions of the offering and the business of the Company, and to obtain additional information necessary to verify the accuracy of the information given him or to obtain such other information as is desired in order to evaluate an investment in the Shares. All such questions have been answered to the full satisfaction of the undersigned.

                  (e) In making his decision to purchase the Shares herein subscribed for, the undersigned has relied solely upon independent investigations made by him. He has received no representation or warranty from the Company or from a broker-dealer, if any, or any of the affiliates, employees or agents of either. In addition, he is not subscribing pursuant hereto for any Shares as a result of or subsequent to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including the undersigned, had been invited as a result of, subsequent to, or pursuant to any of the foregoing.

                  (f) The undersigned understands that the Shares have not been registered under the Act in reliance upon specific exemptions from registration thereunder, and he agrees that his Shares may not be sold, offered for sale, transferred, pledged, hypothecated, or otherwise disposed of except in compliance with the Act and applicable state securities laws, which restrictions require the approval of the Company for the transfer of any Shares (which approval, except under limited circumstances, may be withheld by the Company in its sole discretion). The undersigned understands that it is anticipated that there may not be any market for resale of the Shares, and that it may not be possible for the undersigned to liquidate an investment in the Shares. The undersigned understands the legal consequences of the foregoing to mean that he must bear the economic risk of his investment in the Shares. He understands that any instruments representing the Shares will bear legends restricting the transfer thereof.

                  (g) The undersigned understands that the Shares have not been registered under the Act in reliance upon specific exemptions from registration thereunder, and he agrees that his Shares may not be sold, offered for sale, transferred, pledged, hypothecated, or otherwise disposed of except in compliance with the Act and applicable state securities laws, which restrictions require the approval of the Company for the transfer of any Shares (which approval, except under limited circumstances, may be withheld by the Company in its sole discretion). The undersigned has been advised that the Company has no obligations to cause the Shares to be registered under the Act or to comply with any exemption under the Act, including but not limited to that set forth in Rule 144 promulgated under the Act, which would permit the Shares to be sold by the undersigned. The undersigned understands that it is anticipated that there may not be any market for resale of the Shares, and that it may not be possible for the undersigned to liquidate an investment in the Shares. The undersigned understands the legal consequences of the foregoing to mean that he must bear the economic risk of his investment in the Shares. He understands that any instruments representing the Shares will bear legends restricting the transfer thereof.




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         3. To the extent I have the right to rescind my purchase of the Shares, which right of recission is hereby offered, I waive and relinquish such rights and agree to accept certificate(s) evidencing such Shares.

         4. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

         5. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

         6. The Shares referred to herein may be sold to the subscriber in a transaction exempt under Section 517.061 of the Florida Securities Act. The Shares have not been registered under said act in the State of Florida. In addition, if sales are made to five or more persons in the State of Florida, any sale in the State of Florida is voidable by the purchaser within three (3) days after the first tender of consideration is made by such purchaser to the issuer, an agent of the issuer, or an escrow agent or within three (3) days after the availability of that privilege is communicated to such purchaser, whichever occurs later.

         IN WITNESS WHEREOF, the undersigned has executed and agrees to be bound by this Subscription Agreement and Investment Representation on the date written below as the Date of Subscription:
                         (TO BE USED FOR INDIVIDUAL(S))

----------------------------                 -------------------------------
Print Name of Individual                     Signature of Individual

-----------------------------                -------------------------------
State of Residence                           Date of Subscription

                   (TO BE USED FOR PARTNERSHIPS, CORPORATIONS,
                            TRUSTS OR OTHER ENTITIES)

_______________________________              By:______________________________
Print Name of Partnership                    Signature of Authorized
Corporation - Trust - Entity                 Representative

-------------------------------              ---------------------------------
Capacity of Authorized                       Print Name of Authorized
Representative                               Representative

-------------------------------              --------------------------------
Print Jurisdiction of                        Date of Subscription
Incorporation or Organization





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